Exhibit 10.17(b)


                               FIRST AMENDMENT TO
                              AMENDED AND RESTATED
                           GOLD CONSIGNMENT AGREEMENT
                           DATED AS OF MARCH 30, 2001


     THIS FIRST AMENDMENT is made as of the 31st day of December, 2001, among SOVEREIGN BANK (formerly known as Rhode Island Hospital Trust National Bank), a Federal Savings Bank with an office at 15 Westminster Street, Providence, Rhode Island 02903, as a bank ("Sovereign") and together with the other lending institutions from time to time (collectively, the "Institutions"), SOVEREIGN PRECIOUS METALS, LLC, a Pennsylvania limited liability company ("LLC"), FINLAY FINE JEWELRY CORPORATION, a Delaware corporation ("Finlay") and EFINLAY, INC. a Delaware corporation ("EFinlay").

                          W I T N E S S E T H  T H A T:

     WHEREAS, Sovereign, Finlay and EFinlay are parties to a certain Amended and Restated Gold Consignment Agreement dated as of March 30, 2001, (the "Consignment Agreement"), relating to the consignment by the Institutions to Finlay;

     WHEREAS, Sovereign has transferred to LLC all rights and obligations pertaining to the precious metals business formerly conducted by Sovereign and LLC has agreed to continue to conduct the precious metals business previously conducted by Sovereign and has agreed to assume all rights and obligations associated therewith;

     WHEREAS, Sovereign, Finlay and eFinlay desire to amend and modify the Consignment Agreement in certain respects;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Article 1 of the Consignment Agreement is hereby amended by deleting the defined terms, "Consignment Limit", "Maturity Date" and "Sovereign" and replacing them with the following:

     "Consignment Limit The least of (a) 160,000 fine troy ounces of Precious Metal, (b) Consigned Precious Metal having a Fair Market Value or unpaid purchase price equal to the Total Commitment, or (c) the sum of (i) the product of (A) ninety percent (90%) times (B) the number of troy ounces of Precious Metal contained in Eligible Specified Jewelry of the Consignees plus (ii) the product of (A) ninety percent (90%) times (B) the sum of (i) the amount of Eligible Cash Deposits divided by the Second London Gold Fixing for any day of reference, plus (2) the Maximum Drawing Amount of the Letter of Credit divided by the Second London Gold Fixing for such day of reference.

Maturity Date: The earliest of (a) June 30, 2002, (b) the maturity date from time to time in effect under the Dollar Facility, or (c) such other date on which all Obligations may become due and payable pursuant to the terms hereof

Sovereign: Sovereign Precious Metals, LLC, a Pennsylvania limited liability company."

     2. Section 8.3 of the Consignment Agreement is hereby amended by deleting
Section 8.3.2 in its entirety and replacing it with the following:

     "8.3.2 Indebtedness to EBITDA. No Consignee will, and where applicable, will not permit its Subsidiaries to permit the ratio of (i) the aggregate principal amount of all Indebtedness for Borrowed Money of the Parent and its Subsidiaries on a consolidated basis as of any fiscal quarter ending date set forth in the table below to (ii) Consolidated EBITDA of the Parent and its Subsidiaries for the period of four consecutive fiscal quarters ending on such fiscal quarter ending date in such table, to exceed the ratio set forth opposite such date in such table;

           Fiscal Quarter
            Ending Date:                      Ratio:
            -----------                       -----
               1/31/01                        3.85:1
               4/30/01                        4.95:1
               7/31/01                        4.95:1
              10/31/01                        4.73:1
               1/31/02                        3.52:1
               4/30/02                        4.95:1

     3. Section 8.3 of the Consignment Agreement is hereby further amended by deleting Section 8.3.3 in its entirety and replacing it with the following:

     8.3.3 Minimum EBITDA. No Consignee will, and where applicable, will not permit its Subsidiaries to permit Consolidated EBITDA of the Parent and its Subsidiaries for any period of four consecutive fiscal quarters ending on any date set forth in the table below to be less than the amount set forth opposite such date in such table:


                Date:                         Amount:
                ----                          ------
               1/31/02                      $78,300,000
               4/30/02                       78,300,000

     4. Schedule XII of the Consignment Agreement is hereby amended by deleting it in its entirety and replacing it with Schedule XII-Amended attached hereto and made a part hereof.

     5. All references in the Security Agreement to the term "Sovereign" and/or "Agent" shall hereinafter mean Sovereign Precious Metals, LLC. Except as modified and amended


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


hereby the Security Agreement shall remain in full force and effect and are in all other respects ratified and confirmed.

     6. Finlay and EFinlay each hereby grant and reconfirm the security interest granted to Agent pursuant to the Security Agreement, as amended hereby.

     7. The effectiveness of the transactions described herein shall be subject to delivery to LLC of this First Amendment.

     8. Each of Finlay and EFinlay and the Agent hereby agree that, except as expressly provided herein, the terms and provisions of the Consignment Agreement remain unchanged and the Consignment Agreement remains in full force and effect in accordance with its terms. The term "Agreement" as used in the Consignment Agreement and all references to the Consignment Agreement in any other documents or agreements among any of the parties hereto which relate to either Finlay or EFinlay shall refer, from and after the date hereof, to the Consignment Agreement as amended and supplemented by this First Amendment.

     9. Each Consignee hereby ratifies and reaffirms that (i) the representations and warranties contained in the Consignment Agreement, as amended by the terms hereof, are true and correct as of the date hereof, except that references to financial statements shall refer to the latest financial statements furnished pursuant to the Consignment Agreement and (ii) no Event of Default (as defined in the Consignment Agreement) nor any event which with notice or the lapse of time, or both, would constitute an Event of Default exists as of the date hereof.

     IN WITNESS WHEREOF, each of the parties hereto has caused this amendment to be executed in several counterparts, each of which shall be deemed to be an original as of the day and year first above written.

                                   SOVEREIGN BANK, as Agent and a Lender

                                   By /s/ Elizabeth Sousa
                                      ------------------------------------
                                          Title Vice President


                                   SOVEREIGN PRECIOUS METALS, LLC, as new
                                      Agent and a new Lender


                                   By /s/ Elizabeth Sousa
                                      ------------------------------------
                                          Title Vice President



                       (Signatures continued on next page)


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


                                   COMMERZBANK INTERNATIONAL S.A.

                                   By /s/ Ian C. McDonald/Manfred Johns
                                      ---------------------------------------
                                          Title Vice President/Vice President
                                               ------------------------------


                                   FINLAY FINE JEWELRY CORPORATION

                                   By /s/ Bruce Zurlnick
                                      ---------------------------------------
                                          Title Senior Vice President, Treasurer
                                             and Chief Financial Officer


                                   EFINLAY, INC.

                                   By /s/ Bruce Zurlnick
                                      ---------------------------------------
                                          Title Senior Vice President, Treasurer
                                             and Chief Financial Officer


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


                              Schedule XII Amended
                           Other Lending Institutions

              Institutions, Commitment and Consignment Percentages



Consignment
Institution                              Commitment                   Percentage
-----------                              ----------                   ----------

Sovereign Bank                           $30,000,000                    66.67%
Precious Metals
1 West Mezzanine
15 Westminster Street
Providence, RI  02903
Attn: Elizabeth Sousa
Tel: 401-752-1432
Fax: 401-752-1438

Commerzbank International                $15,000,000                    33.33%
A.G., New York Branch
Treasury Department, 32nd Floor
2 World Financial Center
New York, NY  10281-1050
Attn: Ian MacDonald
Tel: 212-266-7799
Fax: 212-266-7799

Commerzbank International
S.A.
11, rue Notre Dame
L-2013 Luxembourg
Attn: Ralf Kreikenbaum
Tel: 011352-4779-11420
Fax: 011352-4779-11840

TOTAL                                    $45,000,000                     100%


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